Exhibit A

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Signature Block

YORKTOWN AVENUE CAPITAL, LLC

By:	/s/ Charles M. Gillman
Charles M. Gillman, Manager

BOSTON AVENUE CAPITAL, LLC

By:	/s/ Charles M. Gillman
Charles M. Gillman, Manager

VALUE FUND ADVISORS, LLC

By:	/s/ Charles M. Gillman
Charles M. Gillman, Manager

/s/ Charles M. Gillman
Charles M. Gillman